July 27, 1994

Dear Fellow Stockholder:

     You are cordially invited to attend the Todd Shipyards Corporation's Annual Meeting of Stockholders to be held on Thursday, September 29, 1994, at 8:00 a.m., local time, in the Noble Salon A&B of the Washington Athletic Club, 1325 Sixth Avenue in Seattle, Washington.

     At the Annual Meeting, you are being asked to consider and vote upon the election of six nominees to the Board of Directors and the ratification of Ernst & Young as the Company's independent public accountants. Details of these proposals are contained in the enclosed proxy statement, which we ask you to read carefully.

     Whether or not you plan to attend the meeting personally, please take a few minutes to sign, date and mail the enclosed proxy card or voting instruction card (whichever is enclosed), which will ensure that your shares are properly represented at the meeting. A return envelope has been provided for your convenience.

     We look forward to your attendance at the Annual Meeting and appreciate your continued interest in Todd Shipyards.

Sincerely yours,


/s/ Patrick W.E. Hodgson
Patrick W.E. Hodgson
Chairman & CEO

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS to be held September 29, 1994

To the Stockholders of Todd Shipyards Corporation:

NOTICE IS HEREBY GIVEN that the 1994 Annual Meeting of Stockholders (the "Meeting") of Todd Shipyards Corporation, a Delaware corporation ("Todd" or the "Company"), will be held on Thursday, September 29, 1994, 8:00 a.m., local time, in the Noble Salon A&B of the Washington Athletic Club at 1325 Sixth Avenue in Seattle, Washington, for the following purposes:

1. To elect six directors to serve until the 1995 Annual Meeting of Stockholders and until their successors are duly elected and qualified;
2. To ratify the appointment of Ernst & Young as independent public accountants; and
3. To transact such other business as may properly come before the meeting or any adjournments thereof.

The Board of Directors of the Company fixed the close of business on August 5, 1994 as the record date (the "Record Date") for the determination of stockholders entitled to notice of, and to vote at, the Meeting. Only holders of the Company's common stock, $.01 par value per share, at the close of business on the Record Date are entitled to notice of, and to vote at, the Meeting. A complete list of stockholders entitled to vote at the Meeting will be available for examination during normal business hours by a Company stockholder, for purposes related to the Meeting, for a period of ten days prior to the meeting, at the Company's corporate offices located at 1801 16th Avenue S.W., Seattle, Washington.

You are cordially invited to attend the meeting. Whether or not you plan to attend the Meeting in person, please complete, date and sign the accompanying proxy card or voting instruction card (whichever is enclosed) and return it promptly in the enclosed envelope to ensure that your shares are represented and voted in accordance with your wishes. You may revoke your proxy by following the procedures set forth in the accompanying proxy statement. If you choose, you may still vote in person at the meeting even though you previously submitted your proxy.

By order of the Board of Directors

/s/ Michael G. Marsh
Michael G. Marsh
Secretary

Seattle, Washington
July 27, 1994

                   TODD SHIPYARDS CORPORATION
                   1801 16th Avenue Southwest
                    Seattle, Washington 98134
                  -----------------------------

                         PROXY STATEMENT
                 ANNUAL MEETING OF STOCKHOLDERS
                       September 29, 1994

                   ---------------------------

GENERAL INFORMATION
This proxy statement and the accompanying proxy card or voting instruction card (as the case may be) are being furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors (the "Board of Directors" or the "Board") of Todd Shipyards Corporation, a Delaware corporation ("Todd" or the "Company"), to be used at the 1994 Annual Meeting of Stockholders of the Company to be held on Thursday, September 29, 1994 at 8:00 a.m. local time, in the Noble Salon A&B of the Washington Athletic Club, 1325 Sixth Avenue, Seattle, Washington, and at any adjournment or postponement thereof (the "Meeting"). This proxy statement and the accompanying proxy card or voting instruction card are first being mailed to the holders of the Company's common stock, $.01 par value per share (the "Common Stock"), on or about August 22, 1994.

Stockholders of the Company represented at the meeting in person or by proxy will consider and vote upon (i) the election of six directors to serve until the 1995 Annual Meeting of Stockholders of the Company and until their successors are duly elected and qualified, (ii) a proposal to ratify the appointment of Ernst & Young as independent public accountants, and (iii) such other business as may properly come before the Meeting. The Company is not aware of any other business to be presented for consideration at the Meeting.
______________________________________________
PROPOSAL NO. 1
ELECTION OF DIRECTORS

At the Meeting, stockholders will elect six directors, each of whom will serve until the next Annual Meeting of Stockholders or until his respective successor shall have been elected and qualified or until his earlier resignation or removal. The shares represented by proxy will be voted in favor of the election of the persons named below unless authorization to do so is withheld in the proxy. In the event that any of the nominees should be unavailable to serve as a director, which is not presently anticipated, it is the intention of the persons named in the proxy card to select and cast their votes for the election of such other person or persons as the Board of Directors may designate.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
THE ELECTION OF THE NOMINEES IDENTIFIED BELOW.
______________________________________________
Information Concerning the Nominees
The following table sets forth the name of each Nominee for election to the Board of Directors, his age, his principal occupation for at least the past five years and the period during which he has served as a director of the Company, if any. All Nominees are currently directors. Each Nominee was nominated by the Board of Directors for election as director.

Brent D. Baird (Age 55) - director since 1992
Since January 1992 to the present, Mr. Baird has been a private investor. Mr. Baird was a general partner with Trubee, Collins & Co., a member firm of the New York Stock Exchange, from April 1970 to December 1983. From January 1984 through December 1991, Mr. Baird was a limited partner with Trubee, Collins & Co. Mr. Baird serves as a member of the board of directors of First Empire State Corporation, Oglebay Norton Company, and First Carolina Investors, Inc.

Steven A. Clifford (Age 51) - director since 1993
Since 1992, Mr. Clifford has served as Chairman and CEO of Northwest Mobile Television, Inc. From 1979-1992 he served as an officer of King Broadcasting Company, as Vice President-Finance (1979-1987) and as President and CEO (1987-1992). Mr. Clifford serves on the board of directors of U.S. Bank, Harbor Properties Inc. and Caravali Coffee Co. and is a trustee of the Seattle Opera, Corporate Council for the Arts, Seattle Art Museum and Reed College.

Patrick W.E. Hodgson (Age 53) - director since 1992, Chairman since 1993
Mr. Hodgson has served as President of Cinnamon Investments, Ltd. (real estate and other investments) since 1981. From 1964 to 1989 he was also president of London Machinery Co. Ltd., a manufacturer of concrete and road machinery. Mr. Hodgson serves as a member of the board of directors of Niagara Share Corp., First Empire State Corporation, Exolon-ESK, Inc., First Carolina Investors, Inc. and as Chairman of Scott's Hospitality, Inc.

Joseph D. Lehrer (Age 45) - director since 1992
Mr. Lehrer has been a stockholder and officer of Greensfelder, Hemker & Gale, P.C. and a partner of its previous partnership (law firm) since 1980. He has specialized in a corporate finance and mergers and acquisition practice involving public and private corporations. Mr. Lehrer serves as a director of several privately-held corporations.

Philip N. Robinson (Age 57) - director since 1992
Since May 1992, Mr. Robinson has been Vice President of Van Kasper & Company (private brokerage). From 1981 to 1987 and from 1988 to May 1992 Mr. Robinson was a Senior Vice President with Seidler Amdec Securities. Mr. Robinson was a Vice-President with Froley Revy & Co. from 1987 to 1988.

John D. Weil (Age 53) - director since 1993
Since 1973, Mr. Weil has been the President of Clayton Management Co., a private investment management company. Mr. Weil is a member of the board of directors of Physicians Insurance Company of Ohio, Cliffs Drilling Company, CleveTrust Realty Investors and Oglebay Norton Company.

MEETINGS AND COMMITTEES OF THE BOARD
The Board of Directors held four (4) meetings during the Company's 1994 fiscal year. Each of the directors participated in all such meetings and all committee members participated in all committee meetings held during the period. The Board of Directors has established the following standing committees:

Executive Committee. During intervals between meetings of the Board of Directors, the Executive Committee exercises all the powers of the Board (except those powers specifically reserved by Delaware law to the full Board of Directors) in the management and direction of the Company's business and conduct of the Company's affairs in all cases in which specific directions have not been given by the Board. The current members of the Executive Committee are Messrs. Baird, Hodgson and Weil. The Executive Committee did not meet during the Company's 1994 fiscal year.

Audit Committee. The principal responsibilities of the Audit Committee are to recommend an accounting firm to conduct an annual audit of the Company's consolidated financial statements and to review with such firm the plan, scope and results of such audit, and the fees for the services performed. The Audit Committee is composed exclusively of directors who are not salaried employees of the Company and who are, in the opinion of the Board of Directors, free from any relationship which would interfere with the exercise of independent judgment as a Committee member. The current members of the Audit Committee are Messrs. Baird, Lehrer and Robinson. The Audit Committee held one
(1) meeting during fiscal 1994.

Compensation Committee. The principal responsibilities of the Compensation Committee are to establish and periodically review matters involving executive compensation; to recommend changes in employee benefit programs; and to provide counsel on key personnel selection, effective succession planning and development programs for all corporate officers. The current members of the Compensation Committee are Messrs. Clifford and Weil. The Compensation Committee held two (2) meetings during the Company's 1994 fiscal year.

Fees for Board and Committee Service
Directors who are compensated as full-time employees of the Company receive no additional compensation for service on the Board of Directors or its committees. Each director who is not a full-time employee of the Company is paid $12,000 per annum. Directors also receive an attendance fee of $500 for each meeting and are reimbursed expenses for attendance at Board and committee meetings.

Compliance with Section 16
Section 16 of the Exchange Act requires the Company's directors, executive officers and persons who beneficially own greater than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC") and the New York Stock Exchange. Based solely upon its review of copies of the
Section 16 reports the Company has received and written representations from certain reporting persons, the Company believes that during its fiscal years ended March 28, 1993 and April 3, 1994, all of its directors, executive officers and greater that 10% beneficial owners were in compliance with their filing requirements.

EXECUTIVE OFFICERS
The following is a list of the Executive Officers of the Company:
 Patrick W.E. Hodgson    Chairman and Chief Executive Officer
                         (Biography above)
 David K. Gwinn          Chief Financial Officer *
 Michael G. Marsh        Secretary and General Counsel *

  * Both Messrs. Gwinn and Marsh have been employed with the Company for more than five years.

EXECUTIVE COMPENSATION

CASH COMPENSATION
The following table sets forth the cash compensation paid to the Company's Chief Executive Officer and each of the other executive officers of the Company whose compensation exceeded $100,000:

Name and                 Fiscal         Annual Compensation
Principal Position        Year      Salary   Bonus   Other
- - -----------------------   ----     --------  -----   -----
Patrick W.E. Hodgson (1)  1994     $215,960    -     $ 378
  Chairman & Chief        1993     $ 30,822    -        -
  Executive Officer       1992          -      -        -
<F1>
(1)  Mr. Hodgson was elected to his present position on February
11, 1993 at an annual salary of $250,000.  At his request to the
Compensation Committee and full Board, and coincident with the
Company's retention of a General Manager for the operating
shipyard in August 1993 and a Vice President in March 1994, his
salary was reduced to $180,000 per annum on October 18, 1993 and further reduced to $150,000 per annum on March 14, 1994.  (Please see the report of the Compensation Committee below.)

The Company did not have any long term compensation plans nor were there any bonus awards for fiscal year 1994. The Company did not have any Restricted Stock Awards, Long-Term Incentive Payouts ("LTIP") or any Stock Options or Stock Appreciation Rights ("SAR") either granted or outstanding in fiscal year 1994. As a result of the foregoing, the Company has not presented tables for Options/SAR Grants in Last Fiscal Year, Aggregated Options/SAR Exercises in Last Fiscal Year and FY-End Options/SAR Value, Long-Term Incentive Plan Awards in Last Fiscal Year or Ten-Year Option/SAR Repricing as such disclosures are not applicable.

Todd Shipyards Corporation Retirement System. The Todd Shipyards Corporation Retirement System as amended as of July 1, 1991 (the "Retirement Plan") is a pension plan originally established by the Company on August 1, 1940 to provide lifetime retirement benefits to eligible employees. The Retirement Plan is a qualified defined benefit plan under ERISA and covers substantially all employees of the Company who have completed six months of continuous service (as defined). The Retirement Plan is administered by a committee (the "Retirement Board") of not less than three persons appointed by the Board of Directors.

A participant is generally eligible for a benefit under the Retirement Plan on his or her normal retirement date, which is age 65. The annual normal retirement allowance payable upon retirement is equal to 1 3/4% of the participant's average final compensation (as defined) multiplied by his years of credited service (as defined), reduced by the lesser of (i) 1/2% of the employee's covered compensation (as defined) for each year of credited service not in excess of 35 years or (ii) 50% of the benefit that would be provided if the benefit were limited to the employer-provided portion based on the employee's covered compensation and had been determined without regard to the reduction.

Payment of benefits under the Retirement Plan are normally paid in an annuity form beginning at age 65, with reductions for commencement of benefits prior to age 65. Participants demonstrating good health can elect a lump sum form of payment.

On June 30, 1993 the Board of Directors approved an amendment to the Retirement Plan to freeze membership in the Retirement Plan, declining membership to any persons after July 1, 1993.

Todd Shipyards Corporation Savings Investment Plan. The Todd Shipyards Corporation Savings Investment Plan as amended and restated as of April 1, 1989 (the "Savings Plan") is a profit sharing plan originally established on July 1, 1984 to provide retirement benefits to participating employees. The Savings Plan is intended to comply with Section 401(k) of the Internal Revenue Code of 1986, as amended, and the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations thereunder.

The Savings Plan covers all full-time employees of the Company with at least six months of service. Under the Savings Plan, a participant may elect to make before-tax contributions by reducing eligible compensation (as defined) to an amount equal to a percentage of such compensation from 1% up to and including 16%. Prior to March 31, 1989, participants were permitted to make after-tax contributions to the Savings Plan; however, no such contributions have been permitted since such date although such accounts continue to be credited with investment earnings and losses. Each participant may direct the committee which administers the Savings Plan to invest his or her before-tax contributions among the available investment subfunds which include, at present, (i) a Global Fund; (ii) a Capital Value Fund; (iii) an Income Fund; (iv) an Aggressive Growth Fund; and
(v) a Money Market Fund.

Employer contributions, if any, to the Savings Plan are made in amount equal to a specified percentage of the first 6% of each participant's pre-tax contributions as determined by the Board, in its sole discretion, for each calendar quarter depending on the profits and performance of the Company. The Company made no matching contributions to the Savings Plan during fiscal 1994.

Each participant has a 100% vested, nonforfeitable right to all before-tax contributions. Each participant has a vested, nonforfeitable right to any employer matching contributions made to his or her account based on a vesting schedule which provides for 20% of the account to become vested for each of the participant's first five years of service.

For employees hired on or after March 31, 1989, benefits under the Savings Plan are payable only in the form of a lump sum payment payable upon request at any time after termination of employment. Employees hired before March 31, 1989 will be paid in the form of annuities unless they elect a lump sum form of payment.

ADDITIONAL INFORMATION WITH RESPECT TO
COMPENSATION INTERLOCKS AND INSIDER PARTICIPATION
IN COMPENSATION DECISIONS
None of the members of the Company's Compensation Committee (i) was, during the fiscal year, an officer or employee of the Company; (ii) was formerly an officer or employee of the Company; or, (iii) had any relationship requiring disclosure by the Company as Certain Relationships and Related Transactions other than the Company's engagement of the law firm of Greensfelder, Hemker & Gale, P.C. of which Mr. Lehrer is a stockholder and officer.

None of the executive officers of the Company served as a member of a compensation committee of any entity whose executive officers or directors served on the Compensation Committee of the Company.

REPORT OF THE COMPENSATION COMMITTEE OF
THE BOARD OF DIRECTORS *
The Compensation Committee of the Board of Directors establishes the general compensation policies of the Company, administers the Company's Incentive Stock Compensation Plan and establishes the cash compensation of executive officers. The Compensation Committee is currently composed of two independent, non-employee directors who have no interlocking relationships as defined by the SEC.

The Compensation Committee believes that senior management compensation including the Chief Executive Officer's should be heavily influenced by company performance and achievement of goals. The committee has reviewed Mr. Hodgson's base salary and has determined that it is appropriate to his role. At the committee's direction, the Company is updating the salary surveys used to establish base salaries for its senior management. Such surveys are used to compare management and other personnel to persons holding similarly-responsible positions at other companies. In addition, factors such as relative company performance, the individual's past performance and future potential should be considered in establishing the base salaries of executive officers.

The Compensation Committee has frozen the salaries of the executive officers until such time as the aforementioned updated salary surveys can be reviewed to determine the best long range compensation plan for the Company given the competitive nature of its current business. Further, the committee approved a request by Mr. Hodgson to remove himself gradually from the day to day management of the Company's operating shipyard, in order to concentrate on the strategies and long term issues facing the Company. In recognition of this change in work scope, Mr. Hodgson's salary was reduced from $250,000 to $180,000 on October 18, 1993 and further reduced to $150,000 on March 14, 1994. This action was coincident with the Company's retention of a general manager in August, 1993 to manage the day to day affairs of the operating shipyard and the hiring of a vice president in March 1994.

The Compensation Committee anticipates that future compensation programs will provide incentives for (i) short and long-term strategic management, (ii) enhancement of stockholder value,
(iii) the Company's annual and long-term performance, (iv) individual performance, and (v) other criteria designed to further align the interests of the Company's officers with its stockholders. In furtherance of these goals and the Compensation Committee's desire to tie Mr. Hodgson's remuneration to that of overall performance, the Board granted stock options to Mr. Hodgson in the amount of 100,000 shares on June 24, 1994. These options were granted in accordance with the Incentive Stock Compensation Plan approved by the stockholders in September 1993 with an exercise price of $4.25.


Steven A. Clifford
John D. Weil

* The report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under either the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended (together, the "Acts"), except to the extent that the Company specifically incorporates such report by reference; and further, such report shall not otherwise be deemed filed under the Acts.


PERFORMANCE GRAPH
The following graph compares the Company's Common Stock performance (Company-Index) to that of the Dow Jones Industrial Average (DJIA-Index) and the Dow Jones Transportation Equipment Average (DJTE-Index). The Dow Jones Industrial Average and the Dow Jones Transportation Equipment Average assume the reinvestment of dividends. No such assumption was used in computing the Company Index as the Company has not paid any dividends for the last five years and therefore the values presented represent only the stock prices.

[Graph deleted in EDGAR version and replaced by the following data]
The following table outlines the points used in the performance graph. DJIA = Dow Jones Industrial Average; DJTE = Dow Jones Industrial Average-Transportation Equipment; Company = Todd Shipyards Corporation.

Dates            DJIA Index      DJTE Index    Company Index
- - --------------   ----------      ----------    -------------
April 2, 1989      100.00          100.00          100.00
April 1, 1990      122.40           88.92          231.25
March 31, 1991     136.77           85.65          275.00
March 29, 1992     156.44          112.32          225.00
March 28, 1993     171.61          134.63          268.75
April 3, 1994      186.46          155.17          225.00

The information presented in the performance graph indicates that $100 invested in the Company's Common Stock on April 2, 1989 would be worth $225.00 on April 3, 1994 which represents a compounded rate of return of 17.61% The same amount invested in the Dow Jones Industrial and Dow Jones Transportation Equipment Averages would be worth $186.46 or $155.17, respectively, which represent a compounded rate of return of 13.27% and 9.18%, respectively.
______________________________________________
PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF THE INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors, after consideration of the recommendation of the Audit Committee, has appointed Ernst & Young to serve as independent public accountants for the Fiscal Year ending April 2, 1995 and at the Meeting, the Board will recommend that stockholders ratify such appointment. Representatives of Ernst & Young are expected to be present at the Meeting with the opportunity to make a statement if they so desire and be available at that time to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS
VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS
FOR THE FISCAL YEAR 1995
______________________________________________
PRINCIPAL STOCKHOLDERS
The following table sets forth information with respect to shares of the Common Stock which are held by (i) persons known to the Company to be the beneficial owners of more than 5% of said stock, (ii) each current director, (iii) each Nominee, (iv) all current executive officers and directors as a group, and (v) all Nominees as a group. For purposes of this proxy statement, beneficial ownership of securities is defined in accordance with the rules of the SEC and more generally as the power to vote or dispose of securities regardless of any economic interest therein. Unless otherwise indicated, the stockholders have sole voting and investment power with respect to the shares indicated. All information set forth on the following table is as of July 3, 1994, except as otherwise indicated, and is taken from or based upon ownership filings made by such persons with the SEC or upon information provided by such persons to the Company.

                               Amount and Nature
Name of                          of Beneficial    Percent of
Beneficial Owner                   Ownership (1)   Class (2)
- - ------------------------------  ------------------ ---------
Brent D. Baird                       1,485,900(3)    13.73%
  1350 One M&T Plaza
  Buffalo, NY  14203
Steven A. Clifford                         900         ---
Patrick W.E. Hodgson                   145,000(4)     1.33%
Joseph D. Lehrer                         2,000         ---
Philip N. Robinson                      99,200(5)      ---
John D. Weil                           901,200(6)     8.33%
  509 Olive Street, Suite 705
  St. Louis, MO  63101
All Current Directors and Executive  2,636,801(7)    24.14%
  Officers as a Group (8 persons)
All Nominees as a Group (6 persons)  2,634,200       24.12%
<F1>
(1)  All beneficial ownership is sole and direct unless otherwise noted.
<F2>
(2)  No percent of class is given for holdings less than one percent of the outstanding Common Stock.  There were 10,822,862 shares of outstanding Common Stock as of July 3, 1994.
<F3>
(3)  Mr. Baird owns directly 30,000 shares.  The figure in the table also includes shares held by persons and organizations who may be deemed to be Mr. Baird's associates, as defined in Rule
14a-1(a) under the Securities Exchange Act of 1934, as amended.
Individual members and organizations in the Baird Family
beneficially own shares of stock as follows:  Aries Hill Corp.,
30,000 shares; Anne S. Baird, 20,100 shares; Jane D. Baird,
60,000 shares; Bridget B. Baird; 160,200 shares; The Cameron
Baird Foundation, 118,600 shares; Brian D. Baird, 135,000 shares;
Susan B. Baird, 5,000 shares; Bronwyn B. Clauson, 5,000 shares;
Citizens Growth Properties, 150,000 shares; Barbara P. Baird,
19,000 shares; Cynthia J. Baird, 3,000 shares; Ruth R. Senturia,
3,000 shares; First Carolina Investors, Inc. 688,500 shares;
Susan R. O'Connor, 18,500 shares; Bruce C. Baird, 30,000 shares;
and Belmont Contracting Co., Inc., 10,000 shares.  Mr. Baird may be deemed to have shared voting power and/or dispositive power over such shares. However, Mr. Baird disclaims shared voting power, shared dispositive power and/or beneficial ownership of all such shares.
<F4>
(4)  Includes 45,000 shares directly beneficially owned by
Cinnamon Investments Limited and options for 100,000 shares
granted to Mr. Hodgson by the Board of Directors on June 24,
1994. Mr. Hodgson owns 100% of Cinnamon Investments Limited and has sole voting and investment control over such shares. Mr.
Hodgson is a Director of First Carolina Investors, Inc.
<F5>
(5)  Philip N. Robinson owns directly 6,700 shares.  The figure in the table includes shares held by persons and organizations who may be deemed to be Mr. Robinson's associates, as defined in
Rule 14a-1(a) under the Securities Exchange Act of 1934, as
amended. Individual members and organizations in the Robinson
Family beneficially own shares of stock as follows: Robinson
Investment, a general partnership of Mr. Robinson's four
children, directly beneficially owns 70,000 shares; Mr.
Robinson's wife, Maureen Robinson, directly beneficially owns
13,000 shares; and his son Todd Robinson and daughter Shauna
Robinson directly beneficially own 6,500 shares and 3,000 shares, respectively. Mr. Robinson may be deemed to share voting and investment power over all such shares, and therefore may be
deemed to have beneficial ownership of an aggregate of 99,200 shares; Mr. Robinson disclaims beneficial ownership of all such shares.
<F6>
(6)  John D. Weil has sole or shared voting and/or dispositive power with respect to 450,600 shares, which includes 326,400 shares held individually; 10,000 shares held by Clayton
Management Co.; and 104,200 shares held as trustee or co-trustee.
Mr. Weil disclaims beneficial ownership interest of 54,200 shares held as trustee or co-trustee.  The remaining 450,600 shares represent shares held by persons and organizations who may be deemed to be Mr. Weil's associates, as defined in Rule 14a-1(a)
under the Securities Exchange Act of 1934, as amended.
<F7>
(7)  Does not include 172,000 shares of Common Stock held by the
Retirement System, of which Mr. Hodgson is a co-trustee.  All four co-trustees participate equally in voting securities,
including the Common Stock, held by the Retirement System.  Mr.
Hodgson disclaims beneficial ownership of the 172,000 shares held by the Retirement System.

CERTAIN RELATIONSHIPS AND TRANSACTIONS
The Company has retained the law firm of Greensfelder, Hemker & Gale, P.C., of which Mr. Lehrer is a stockholder and officer, relating to various corporate issues. During the fiscal year ended April 3, 1994 Greensfelder, Hemker & Gale, P.C. was paid $41,066 for its services.

Messrs. Hodgson and Baird are members of the Board of Directors of First Empire State Corporation whose wholly owned subsidiary, M&T Bank serves as the Company's principal depository. The Company pays to M&T Bank usual and customary fees for its banking services.

Mr. Robinson is Vice President of Van Kasper & Company (private brokerage) who has served as broker in certain purchases by the Company of its common shares on the open market. For its services, Van Kasper & Company received the usual and customary commissions for like or similar transactions.

VOTING AND SOLICITATION OF PROXIES
Only holders of record of the Common Stock at the close of business on August 5, 1994 (the "Record Date") will be entitled to notice of and to vote at the Meeting. As of the date of filing this proxy statement, there were 10,808,562 outstanding shares of Common Stock.

Each stockholder is entitled to one vote for each share held of record on that date on all matters which may come before the Meeting. The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock entitled to vote at the Meeting is necessary to constitute a quorum for the conduct of business at the Meeting. At the Meeting, directors of the Company will be elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote on the election of directors. Thus, the candidates, up to the number of directors to be elected, receiving the highest number of votes will be elected. The election of the nominees for Director and the ratification of the appointment of independent public accountants will require the affirmative vote of the holders of a majority of the Common Stock present at the meeting in person or represented by proxy and entitled to vote thereon.

Any proxy given pursuant to this solicitation is revocable by the communication of such revocation in writing to the Secretary of the Company at any time prior to the exercise thereof, and any person executing a proxy who attends the Meeting may vote in person by ballot instead of by proxy, thereby revoking any previously executed proxy. All shares represented by properly executed proxies will, unless such proxies have been previously revoked, be voted at the Meeting in accordance with the directions on the proxies. If no direction is indicated, the shares will be voted in favor of the nominees for the Board of Directors listed in this proxy statement (Proposal No. 1), and in favor of the ratification of the appointment of Ernst & Young as independent public accountants (Proposal No. 2). The persons named in the proxies will have discretionary authority to vote all proxies with respect to additional matters that are properly presented for action at the Meeting.

The Company will bear the entire cost of preparing, assembling, printing and mailing this proxy statement and the enclosed form of proxy or voting instruction form (as the case may be), and of soliciting proxies. The Company will request banks and brokers to solicit their customers who beneficially own shares listed of record in names of nominees, and will reimburse those banks and brokers for their reasonable out-of-pocket expenses in connection with such solicitation. The initial solicitation of proxies by mail may be supplemented by telephone, telegram and in-person solicitation by directors, nominees for director, officers and other regular employees of the Company, but no additional compensation will be paid to such individuals.

The Company has retained W.F. Doring and Company to solicit proxies from individuals, brokers, bank nominees and other institutional holders. W.F. Doring and Company will be paid fees of approximately $2,000, and will be reimbursed for their reasonable expenses in connection with this solicitation.

Except as described in this proxy statement, to the best of the Company's knowledge, no person who has been a director or executive officer of the Company since the beginning of its last fiscal year, no Nominee, nor any associate of the foregoing, has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon, other than elections to office.

Individuals, brokers, banks and other institutional holders should direct questions concerning this solicitation or the procedure to be followed to execute and deliver a proxy to W.F.
Doring and Company at (201)420-6262.

STOCKHOLDER NOMINATIONS
Nominations of persons for election to the Board of Directors of the Company may be made at a meeting of stockholders by any stockholder of the Company entitled to vote for the election of directors at such meeting who complies with the following procedures. Such nominations made by a stockholder shall be made pursuant to a written notice received by the Secretary of the Company not less than 90 days prior to such meeting. Such stockholder's notice to the Secretary must set forth (a) the name, age and address, as they appear on the Company's books, of the stockholder who intends to make the nomination, (b) the name, age, occupation, business and residence addresses, if known, and the principal occupation of each person whom the stockholder intends to nominate, (c) a representation that the stockholder is a holder of record of the Company's stock entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (d) a description of all arrangements and understandings between the stockholder and each person the stockholder intends to nominate and each other person or persons if any (naming such person or persons and stating the beneficial ownership of securities of the Company or each such person), (e) such additional information with respect to each nominee proposed by the stockholder as would have been required to be included in a proxy statement pursuant to the then effective proxy rules of the SEC had each such proposed nominee been nominated by the Board of Directors of the Company, and (f) a consent to be nominated and to serve as a director if elected signed by each such proposed nominee.

STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING
Stockholders desiring to exercise their rights under the SEC's proxy rules to submit proposals for consideration by the stockholders at the 1995 Annual Meeting are advised that their proposals must be received by the Company no later than June 1, 1995 in order to be eligible for inclusion in the Company's proxy statement and form of proxy relating to that meeting.

ANNUAL REPORT TO STOCKHOLDERS
The 1994 Annual Report of the Company, which includes financial statements for the fiscal periods ended March 28, 1993 and April 3, 1994 is being mailed to the stockholders with this proxy statement. The Annual Report is not to be considered part of the soliciting material.

OTHER MATTERS
The Board of Directors is not aware of any business to be presented at the Meeting except the matters set forth in the Notice of Annual Meeting and described in this proxy statement. If any other matter properly come before the Meeting, the person designated as agents in the enclosed form of proxy will vote on such matters in accordance with their best judgment.

COPIES OF THE COMPANY'S REPORT ON FORM 10-K TO THE SEC CAN BE OBTAINED WITHOUT CHARGE BY STOCKHOLDERS (INCLUDING BENEFICIAL OWNERS OF THE COMPANY'S COMMON STOCK) FROM THE CORPORATE SECRETARY, TODD SHIPYARDS CORPORATION, 1801-16TH AVENUE SW, SEATTLE, WASHINGTON.


Dated: July 27, 1994